Exhibit 3(a) - 1

                         SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          OXFORD HEALTH PLANS, INC.
                           (a Delaware corporation)


      OXFORD HEALTH PLANS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Oxford Health Plans, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 17, 1984, and the name under which it was originally incorporated was Integrated Health Plans, Inc.

      2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation (as previously amended and restated) and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, the written consent of the stockholders of the Corporation was given in accordance with
Section 228 of the General Corporation Law of the State of Delaware, and written notice to the stockholders who did not consent in writing was provided as required by Section 228 of the General Corporation Law of the State of Delaware.

      3. The text of the present Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read in full as set forth on the attached Exhibit A.

      IN WITNESS WHEREOF, OXFORD HEALTH PLANS, INC. has caused this Second Amended and Restated Certificate of Incorporation to be signed by Stephen F. Wiggins, its President, and attested by Donald V. Barrett, its Secretary, this 13th day of August, 1991.

                                          OXFORD HEALTH PLANS, INC.


                                          By: /s/ S.F. WIGGINS
                                              --------------------------
                                             Stephen F. Wiggins
                                             President

ATTESTED:

By: /s/ D.V. BARRETT
    --------------------
   Donald V. Barrett
   Secretary

Exhibit 3(a) - 1



                                                                       Exhibit A

                         SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          OXFORD HEALTH PLANS, INC.
                           (a Delaware Corporation)

                                ARTICLE FIRST

                                     Name

      The name of the corporation is OXFORD HEALTH PLANS, INC. (the "Corporation").

                                ARTICLE SECOND

                                   Purpose

      The purposes for which the Corporation is formed are as follows:

      1. To establish a plan or plans under which the Corporation, directly or through one or more subsidiaries or affiliates, may provide health services and/or any form of health insurance to subscribers both individually and in groups; to engage in all of the activities of a health services or health maintenance or health insurance organization, however designated, as permitted by applicable law. Health services may include diagnostic services, preventive medicine and medical treatment in clinics, hospitals, treatment centers, or other medical facilities or institutions by licensed physicians, nurses and other health services personnel and the furnishing of drugs and other medical products and equipment;

      2. To establish, operate, and maintain medical service centers, clinics and other medical facilities;

      3. To contract for medical and related services with physicians, hospital service corporations, medical service corporations and other corporations, plans, persons and entities;

      4. To own or contract with mutual and stock insurance companies, underwriters and other corporations and persons for and in connection with health insurance;

      5. To contract with agencies of federal, state and local governments;

      6. To acquire by purchase, lease or otherwise, and to construct, own, hold, use maintain, improve, and operate, and to sell, lease, and otherwise dispose of real and

Exhibit 3(a) - 1


personal property;

      7. To form, participate in or acquire other health service or health maintenance organizations or health insurance companies or other business entities;

      8. In general to perform and do, whether directly or indirectly and whether alone or in conjunction or cooperation with other persons and organizations of every kind and nature, all other acts and things incidental to or in furtherance of the accomplishment of the purposes of the Corporation, and to sue and exercise all applicable powers conferred from time to time by applicable law; and

      9. To engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "Delaware Statute").

                                  ARTICLE THIRD

                                Registered Office

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE FOURTH

                                   Capital Stock

      The total authorized capital stock of the Corporation consists of 15,000,000 shares, of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 13,000,000 are shares of Common Stock, $.01 par value, ("Common Stock"). The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

      1. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

         (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not

Exhibit 3(a) - 1


below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

         (ii) the annual dividend rate (or method of determining such rate) for the particular series, the date or dates upon which such dividends shall be payable, and the date or dates or method of determining the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

         (iii) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

         (iv) the right, if any, of the holders of a particular series or the Corporation to convert such stock into other classes or series of stock or to exchange such stock for shares of any other class of stock or series thereof, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, of such conversion;

         (v) the obligation, if any, of the Corporation to purchase and retire and redeem, in whole or in part, shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account;

         (vi) the voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the certificate of incorporation;

         (vii) the ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         (viii) any other rights, obligations, or provisions which may be so determined to the fullest extent permitted by Delaware law.

      All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except in so far as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

Exhibit 3(a) - 1


      2. All shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of any one series of Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

      3. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all questions presented to shareholders of the Corporation. The rights of holders of Common Stock shall be subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

                                   ARTICLE FIFTH

                    Management of the Affairs of the Corporation

      Except as otherwise provided by this Certificate of Incorporation or as may otherwise be provided in the By-Laws of the Corporation, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-Laws of the Corporation.

                                   ARTICLE SIXTH

                               Election of Directors

      Election of Directors of the Corporation need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

                                  ARTICLE SEVENTH

                               Meetings of the Board

      The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware, at such place as from time to time may be designated by the By-Laws or by resolution of the Board.

                                   ARTICLE EIGHTH

                                  Indemnification

      The Corporation shall indemnify its officers and directors to the fullest extent permitted by law.

Exhibit 3(a) - 1


                                   ARTICLE NINTH

                                Director's Liability

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

                                   ARTICLE TENTH

                                 Stockholder Action

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such holders.

                                  ARTICLE ELEVENTH

                  Vote Required for Certain Business Transactions

1. In addition to the requirements of the provisions of any series of Preferred Stock which may be outstanding, and whether or not a vote of the stockholders is otherwise required, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation); provided, however, that the eighty percent (80%) voting requirement shall not be applicable if (i) the Business Transaction is duly approved by the continuing Directors, or (ii) all of the following conditions are satisfied:

      (a) the Business Transaction is a merger or consolidation or sale of substantially all of the assets of the Corporation, and the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such merger or consolidation or on the date of distribution to stockholders of the Corporation of the proceeds from such sale of assets) by holders of Common Stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Common Stock Purchase Price;

      (b) after such Related Person has become the Beneficial Owner of not less than twenty percent (20%) of the voting power of the Voting Stock

Exhibit 3(a) - 1


               and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (x) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or (y) as a result of a pro rata stock dividend or stock split; and

      (c) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (x) received the benefit (other than only a proportionate benefit as a stockholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its subsidiaries, (y) caused any material change in the Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation or (z) except as duly approved by the Continuing Directors, caused the Corporation to fail to declare and pay quarterly cash dividends on the outstanding Common Stock on a per share basis at least equal to the cash dividends being paid thereon by the Corporation immediately prior to the date on which the Related Person became a Related Person.

      (2)      For the purpose of this Article ELEVENTH:

      (i) The term "Business Transaction" shall mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, with limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transaction) of all or any Substantial Part of the assets of an entity to the Corporation or a subsidiary of the Corporation, (d) the issuance, sale, exchange, transfer or other disposition (in one transaction or in a series of related transactions) by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of $20,000,000 or more, (e) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of Voting Stock outstanding, (f) any liquidation, spinoff, splitoff, splitup or dissolution of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

Exhibit 3(a) - 1


      (ii) The term "Related Person" shall mean and include (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or was the Beneficial Owner of not less than ten percent (10% ) of the voting power of the Voting Stock (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation or (z) as of the record date for the vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a wholly-owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

      (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on August 13, 1991; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Voting Stock.

      (iv) The term "Highest Common Stock Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation (including any brokerage commission, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person, at any time while such Related Person was a Related Person or within one year prior to the date such Related Person became a Related Person, whichever is higher; provided, however, that the Highest Common Stock Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of Common Stock of the Corporation between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger or consolidation or the date of distribution to stockholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in subparagraph (a) of
               Section 1 of this Article ELEVENTH.

      (v) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidation balance sheet of such entity existing at the time the

Exhibit 3(a) - 1

               shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

      (vi) In the event of a merger in which the Corporation is the surviving corporation, for the purpose of subparagraph (a) of
               Section 1 of this Article ELEVENTH, the phrase "property, securities or other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its stockholders (other than such Related Person).

      (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purpose of this Article ELEVENTH as one class.

      (viii) The term "Preferred Stock" shall mean each class of series of capital stock which may from time to time be authorized in or by Article FOURTH of this Certificate of Incorporation which is not designated as "Common Stock".

      (ix) The term "Continuing Director" shall mean a Director who either was a member of the Board of Directors of the Corporation on August 13, 1991, or who became a Director of the Corporation subsequent to such date and whose election, or nomination for election by the Corporation's stockholders, was Duly Approved by the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for Director, without due objection to such nomination; provided, however, that in no event, shall a Director be considered a "Continuing Director" if such Director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation).

      (x) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

      (xi) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

Exhibit 3(a) - 1


      (xii) The term "Associate", used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which such specified person is an officer or partner (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Corporation or any of its parents or subsidiaries and (d) any person who is a Director, officer or partner of such specified person or of any corporation (other than the Corporation or any wholly-owned subsidiary of the Corporation), partnership or other entity which is an Affiliate of such specified person.

3. For the purpose of this Article ELEVENTH, so long as Continuing Directors constitute at least a majority of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information know to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (c) of Section 1 of this Article ELEVENTH, and (vii) such other matters with respect to which a determination is required under this Article ELEVENTH; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article ELEVENTH.

4. Nothing contained in this Article ELEVENTH shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

5.       The fact that any Business Transaction complies with the provisions of
         Section 1 of this Article ELEVENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the Corporation.

                               ARTICLE TWELFTH

           Board of Directors; Numbers; Qualifications; Classification

Exhibit 3(a) - 1


1.       (i)      The number of Directors shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Directors need not be stockholders.

         (ii) Unless waived by the Board of Directors, no person not already a director shall be eligible to be elected to or serve as a director unless such person's candidacy shall have been notified to the Board of Directors at least seventy-five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting and seventy-five (75) days before the corresponding date that had been the record date of the previous year's annual meeting in the event of an election at an annual meeting. Any such notification pursuant to this subparagraph
                  (ii) shall be effective and such person shall be eligible to be elected or to serve only if the notification contains all information concerning such person which would be required to be included in a proxy statement pursuant to the rules and regulations under the Securities Exchange Act of 1934 or any successor provisions.

         (iii) The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The term of the initial Class I Directors shall terminate on the date of the 1992 annual meeting of stockholders; the term of the initial Class II Directors shall terminate on the date of the 1993 annual meeting of stockholders, and the term of the initial Class III Directors shall terminate on the date of the 1994 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of Directors whose term expires at that annual meeting, other than those Directors elected under particular circumstances by a separate class vote of the holders of any class or series of Preferred Stock, shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

2. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such written notice shall be necessary to make a Director's resignation effective. Except as may be provided in the terms of any class or series of Preferred Stock relating to the rights of the holders of such class or series to elect, by separate class vote, additional Directors, any Director or the entire Board of Directors may be removed only for cause, and only by the holders of 80% of the shares then

Exhibit 3(a) - 1


         entitled to vote at an election of Directors. Unless otherwise provided in this Certificate of Incorporation or in the By-Laws, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors, although less than a quorum, then remaining in office and elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of Directors or, in the event that there is only one such Director, by such sole remaining Director, and the Directors so chosen shall hold office for a term that shall coincide with the term of the class to which such Director shall have been elected.

3. In the event that the holders of any class or series of Preferred Stock are entitled, by a separate class vote, to elect Directors pursuant to the terms of such class or series, then the provisions of such class or series with respect to such rights of election shall apply to the election of such Directors. The number of Directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such class or series, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next Annual Meeting of the Stockholders and without regard to the classification of the remaining members of the Board of Directors, and vacancies among Directors so elected by the separate class vote of any such class or series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining Directors elected by such class or series, or, if there are no such remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected a Director.

              If at any meeting for the election of Directors, more than one class of stock, voting separately as classes, shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding absence of a quorum of the other class or classes of stock.

                                 ARTICLE THIRTEENTH

                                Amendment of By-Laws

      Subject to any limitations imposed by this Certificate of Incorporation, the Board of Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation, Any By-Laws made by the Directors under the powers conferred hereby may be amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), no provisions of the By-Laws shall be adopted, amended, or repealed by the stockholders without an affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purposes of this Article as a single class.

Exhibit 3(a) - 1


                                 ARTICLE FOURTEENTH

                       Higher Vote Requirement for Amendment

      Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of Articles TENTH, ELEVENTH, TWELFTH, THIRTEENTH OR FOURTEENTH hereof may not be amended or repealed unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purpose of this Article as a single class.

                                                              Exhibit 3(a) - 2

                       CERTIFICATE OF AMENDMENT TO THE
                         SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          OXFORD HEALTH PLANS, INC.


      Oxford Health Plans, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that at a meeting of the stockholders of the Corporation held on September 17, 1993, it was resolved by the duly adopted vote of the stockholders in accordance with
Section 242 of the General Corporation Law of the State of Delaware that the first sentence of the first paragraph of Article Fourth of the Corporation's Second Amended and Restated Certificate of Incorporation be amended to read as follows:

                                ARTICLE FOURTH

                                CAPITAL STOCK

The total authorized capital stock of the Corporation consists of 27,000,000 shares of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 25,000,000 are shares of Common Stock, $.01 par value, ("Common Stock").

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Stephen F. Wiggins, its Chairman of the Board of Directors, and attested by Donald V. Barrett, its Secretary, this 17th day of September, 1993.

                                          OXFORD HEALTH PLANS, INC.



                                          By: /s/  S.F. WIGGINS
                                              ---------------------------------
                                              Stephen F. Wiggins
                                              Chairman of the Board
                                              of Directors

ATTEST:

By: /s/ D.V. BARRETT
    -----------------------
   Donald V. Barrett
   Secretary

                                                                Exhibit 3(a)-3


                       CERTIFICATE OF AMENDMENT TO THE
                         SECOND AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION, AS AMENDED,
                                      OF
                          OXFORD HEALTH PLANS, INC.


      Oxford Health Plans, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that at a meeting of the stockholders of the Corporation held on March 3, 1995, it was resolved by the duly adopted vote of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware that the first sentence of the first paragraph of Article Fourth of the Corporation's Second Amended and Restated Certificate of Incorporation, as amended, be amended to read as follows:

                                ARTICLE FOURTH

                                CAPITAL STOCK

The total authorized capital stock of the Corporation consists of 202,000,000 shares, of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 200,000,000 are shares of Common Stock, $.01 par value, ("Common Stock").

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Stephen F. Wiggins, its Chief Executive Officer, this 6th day of March, 1995.

                                          OXFORD HEALTH PLANS, INC.



                                          By: /s/ S.F. WIGGINS
                                              ---------------------------------
                                              Stephen F. Wiggins
                                              Chief Executive Officer

                                                                Exhibit 3(a)-4

                       CERTIFICATE OF AMENDMENT TO THE
                         SECOND AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION, AS AMENDED,
                                      OF
                          OXFORD HEALTH PLANS, INC.


      Oxford Health Plans, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that at a meeting of the stockholders of the Corporation held on April 22, 1997, it was resolved by the duly adopted vote of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware that the first sentence of the first paragraph of Article Fourth of the Corporation's Second Amended and Restated Certificate of Incorporation, as amended, be amended to read as follows:

                                ARTICLE FOURTH

                                CAPITAL STOCK

The total authorized capital stock of the Corporation consists of 402,000,000 shares, of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 400,000,000 are shares of Common Stock, $.01 par value, ("Common Stock").

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Stephen F. Wiggins, its Chief Executive Officer, this 1st day of May, 1997.

                                          OXFORD HEALTH PLANS, INC.


                                          By: /s/ S.F. WIGGINS
                                              --------------------
                                              Stephen F. Wiggins
                                              Chief Executive Officer

                                                                Exhibit 3(a)-5

                             AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION, AS AMENDED,
                                      OF
                          OXFORD HEALTH PLANS, INC.


      OXFORD HEALTH PLANS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The Board of Directors of the Corporation, at a meeting of the Board of Directors held on March 15, 2000, adopted a resolution (a) setting forth the amendments set forth below (the "Amendments") to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), including the Certificate of Designations of Series D Cumulative Preferred Stock, par value $.01 per share, of the Corporation (the "Series D COD") and the Certificate of Designations of Series E Cumulative Preferred Stock, par value $.01 per share, of the Corporation (the "Series E COD"), (b) declaring the advisability of the Amendments and (c) directing that the Amendments be considered at the next annual meeting of the stockholders of the Corporation.

      2. The stockholders, at the next annual meeting of the stockholders of the Corporation held on May 11, 2000, adopted a resolution approving the Amendments.

      3. The Amendments have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. Article Fourth of the Certificate of Incorporation is amended to read in its entirety as follows:

                               "ARTICLE FOURTH

                                Capital Stock

            The total authorized capital stock of the Corporation consists of 402,000,000 shares, of which 2,000,000 are shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 400,000,000 are shares of Common Stock, par value $.01 per share ("Common Stock"). The designations and the powers, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

            1. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and

                                                                Exhibit 3(a)-5


      expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

            (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

            (ii) the annual dividend rate (or method of determining such rate) for the particular series, the date or dates upon which such dividends shall be payable, and the date or dates or method of determining the date or dates from and after which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

            (iii) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

            (iv) the right, if any, of the holders of a particular series or the Corporation to convert such stock into other classes or series of stock or to exchange such stock for shares of any other class of stock or series thereof, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, of such conversion;

            (v) the obligation, if any, of the Corporation to purchase and retire and redeem, in whole or in part, shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account;

            (vi) the voting rights, if any, of shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to this Certificate of Incorporation;

            (vii) the ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                                                Exhibit 3(a)-5


            (viii) any other rights, obligations, or provisions which may be so determined to the fullest extent permitted by Delaware law.

            All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

            2. All shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the shares of any one series of Preferred Stock shall be identical with each other in all such respects except as to the dates (if any) from and after which dividends thereon shall be cumulative. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

            3. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all questions presented to stockholders of the Corporation. The rights of holders of Common Stock shall be subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

            4. The voting rights of holders of Common Stock and holders of Preferred Stock shall be subject to the voting rights set forth in Article FIFTEENTH hereof of holders of the Corporation's Series D Junior Subordinated Debentures due May 13, 2008 and holders of the Corporation's Series E Junior Subordinated Debentures due May 13, 2008, if any; provided, however, that nothing in Article FIFTEENTH hereof divests or shall be deemed to divest the holders of capital stock of the Corporation of any right to vote which they have or may have by reason of the General Corporation Law of the State of Delaware or this Certificate of Incorporation."

                                                                Exhibit 3(a)-5


      5. The Certificate of Incorporation is amended to include therein a new Article Fifteenth which shall read in its entirety as follows:

                              "ARTICLE FIFTEENTH

                              Voting Debentures

            The holders of the Corporation's Series D Junior Subordinated Debentures due May 13, 2008 (the "Series D Debentures") and the holders of the Corporation's Series E Junior Subordinated Debentures due May 13, 2008 (the "Series E Debentures") shall have no voting rights, except as expressly set forth below.

            1. Voting Rights of Series D Debentures. (a) The Investor and its Affiliates, in their capacity as Holders (as hereinafter defined) of Series D Debentures, shall be entitled to vote on all matters voted on by holders of Common Stock, and shall vote together with shares of Common Stock (and any Series E Securities (as hereinafter defined) entitled to vote) as a single class; provided, however, that (i) such voting rights shall apply only to such Series D Debentures issued to the Investor or any Affiliate of the Investor in exchange for shares of Series D Preferred that had similar voting rights and (ii) upon transfer of a Series D Debenture or any portion thereof to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such Series D Debenture or the transferred portion thereof, regardless of whether any such Series D Debentures are subsequently acquired by the Investor or its Affiliates. The term "Series E Securities" means the Series E Debentures or, if the Series E Preferred has not been exchanged for Series E Debentures, the Series E Preferred or, if the Series E Preferred has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series E Securities" for purposes of this Section 1, such series of Preferred Stock.

            (b) With respect to any such vote provided for in subsection (a) above, the Investor (together with its Affiliates) shall be entitled with respect to its Series D Debentures to an aggregate number of votes equal to the Series D Investor Aggregate Vote Number (as hereinafter defined).

            The "Series D Investor Aggregate Vote Number" shall equal the number of shares of Common Stock that would be issuable upon the exercise of the Original Series A Warrants (as hereinafter defined) by the holders thereof (assuming all conditions precedent to such exercise have

                                                                Exhibit 3(a)-5


      been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Series A Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series A Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series A Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Series A Warrants, and (y) the quotient of the aggregate principal amount of Original Series D Debentures (as hereinafter defined) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, (i) any Original Series D Debentures issued in respect of shares of Series D Preferred that were transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such shares of Series D Preferred were subsequently acquired by any member of the Investor Group, and (ii) any Original Series D Debentures transferred by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series D Debentures are subsequently acquired by any member of the Investor Group), divided by the aggregate principal amount of the Original Series D Debentures. The term "Series A Warrants" means the Series A Warrants issued by the Corporation pursuant to the Investment Agreement or the Warrant Agreement. The term "Original Series A Warrants" means those Series A Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series D Debentures" means the aggregate of those Series D Debentures Beneficially Owned by members of the Investor Group as of the original issue date of the Series D Debentures and, without duplication, those Series D Debentures issued in respect of shares of Series D Preferred that were Beneficially Owned by members of the Investor Group on February 13, 1999 and subsequently transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group; provided, however, that "Original Series D Debentures" shall not include any Series D Debentures issued in respect of Series D Preferred previously issued as a dividend on Series D Preferred.

            (c) If on any date (i) interest due and payable on the Series D Debentures shall not have been paid in full for four consecutive quarterly periods or interest due and payable on, or dividends payable on, the Series E Securities shall not have been paid in full, or shall have been in arrears and not paid in full, as the case may be, for four consecutive quarterly

                                                                Exhibit 3(a)-5


      periods or (ii) the Corporation shall have failed to satisfy its obligation to redeem or repay the principal of either Series D Debentures in accordance with the indenture relating to the Series D Debentures (the "Series D Indenture") or Series E Securities in accordance with the applicable indenture or certificate of designations, as the case may be, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of Series D Debentures and Series E Securities representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures and Series E Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that, if at the time Holders of Series D Debentures and holders of Series E Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, Series D Debentures and Series E Securities representing a majority of the aggregate principal amount of Outstanding Series D Debentures and Series E Securities, taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the Holders of Series D Debentures and holders of Series E Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this subsection (c). For the purposes of the two preceding sentences, if the Series E Securities constitute Preferred Stock, one share of such Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all interest due and payable on the Series D Debentures and, if applicable, all interest due and payable on, or dividends accumulated on, the Series E Securities, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to, or any obligation to repay the principal of, the Series D Debentures and the Series E Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the Holders shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of

                                                                Exhibit 3(a)-5


      directors provided for the holders of any series of preferred stock of the Corporation.

            (d) In the event that one or more of the Investor Nominees required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors and the Investor or any of its Affiliates Beneficially Owns Series D Debentures, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and such Holder or Holders shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this subsection shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this subsection shall cease to be directors (unless elected as Investor Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

            (e) (i) The foregoing rights of Holders to take any action as provided in this Section 1 may be exercised at any annual meeting of stockholders or at a special meeting of Holders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the Holders of Series D Debentures representing the minimum principal amount of Outstanding Series D Debentures required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the Holders of Series D Debentures representing the minimum principal amount of Outstanding Series D Debentures required to take such action), the Chairman of the Board of Directors may call, and upon the written request of Holders of Series D Debentures representing 20% of the aggregate principal amount of the Outstanding Series D Debentures, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the Holders entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

                                                                Exhibit 3(a)-5


            (ii) Each director elected pursuant to subsection (c) of this
      Section 1 shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of subsection
      (c) of this Section 1. In case any vacancy shall occur among the directors elected pursuant to subsection (c) or (d) of this Section 1, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such Holders (and, if applicable, holders of the Series E Securities) (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the Holders (and, if applicable, holders of the Series E Securities) entitled to vote for such director pursuant to the provisions of subsection (c) or (d) of this Section 1, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series E Securities) called as provided herein. The Holders of Series D Debentures (and, if applicable, holders of the Series E Securities) representing a majority of the aggregate principal amount of Series D Debentures (and, if applicable, Series E Securities) entitled to vote for directors pursuant to subsection (c) or (d) of this Section 1, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such Holders (and, if applicable, holders of the Series E Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series E Securities) called as provided herein. For the purposes of the two preceding sentences, if the Series E Securities constitute Preferred Stock, one share of such Preferred Stock shall be deemed to be equal to a principal amount of $1,000.

            (f) Without the consent or affirmative vote of the Holders of Series D Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures, the Corporation shall not authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the Holders shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock").

                                                                Exhibit 3(a)-5


            (g) Without the consent or affirmative vote of the Holders of Series D Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the rights of the Holders of the Series D Debentures so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of Holders of the Series D Debentures in any respect or otherwise would be inconsistent with the provisions of the Series D Indenture and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

            (h) For the purposes of this Section 1, the term "Holder" means the person in whose name a Series D Debenture is registered in the Corporation's debenture register.

            2. Voting Rights of Series E Debentures. (a) The Investor and its Affiliates, in their capacity as Holders (as hereinafter defined) of Series E Debentures, shall be entitled to vote on all matters voted on by holders of Common Stock, and shall vote together with shares of Common Stock (and any Series D Securities (as hereinafter defined) entitled to vote) as a single class; provided, however, that (i) such voting rights shall apply only to such Series E Debentures issued to the Investor or any Affiliate of the Investor in exchange for shares of Series E Preferred that had similar voting rights and (ii) upon transfer of a Series E Debenture or any portion thereof to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such Series E Debenture or the transferred portion thereof, regardless of whether any such Series E Debentures are subsequently acquired by the Investor or its Affiliates. The term "Series D Securities" means the Series D Debentures or, if the Series D Preferred has not been exchanged for Series D Debentures, the Series D Preferred or, if the Series D Preferred has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series D Securities" for purposes of this Section 2, such series of Preferred Stock.

            (b) With respect to any such vote provided for in subsection (a), the Investor (together with its Affiliates) shall be entitled with respect to its Series E Debentures to an aggregate number of votes equal to the Series E Investor Aggregate Vote Number (as hereinafter defined).

                                                                Exhibit 3(a)-5


            The "Series E Investor Aggregate Vote Number" shall equal the number of shares of Common Stock that would be issuable upon the exercise of the Original Series B Warrants (as hereinafter defined) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Series B Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series B Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series B Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Series B Warrants, and
      (y) the quotient of the aggregate principal amount of Original Series E Debentures (as hereinafter defined) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, (i) any Original Series E Debentures issued in respect of shares of Series E Preferred that were transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such shares of Series E Preferred were subsequently acquired by any member of the Investor Group, and (ii) any Original Series E Debentures transferred by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series E Debentures are subsequently acquired by any member of the Investor Group), divided by the aggregate principal amount of the Original Series E Debentures. The term "Series B Warrants" means the Series B Warrants issued by the Corporation pursuant to the Investment Agreement or the Warrant Agreement. The term "Original Series B Warrants" means those Series B Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series E Debentures" means the aggregate of those Series E Debentures Beneficially Owned by members of the Investor Group as of the original issue date of the Series E Debentures and, without duplication, those Series E Debentures issued in respect of shares of Series E Preferred that were Beneficially Owned by members of the Investor Group on February 13, 1999 and subsequently transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group; provided, however, that "Original Series E Debentures" shall not include any Series E Debentures issued in respect of Series E Preferred previously issued as a dividend on Series E Preferred.

                                                                Exhibit 3(a)-5


            (c) If on any date (i) interest due and payable on the Series E Debentures shall not have been paid in full for four consecutive quarterly periods or interest due and payable on, or dividends payable on, the Series D Securities shall not have been paid in full, or shall have been in arrears and not paid in full, as the case may be, for four consecutive quarterly periods or (ii) the Corporation shall have failed to satisfy its obligation to redeem or repay the principal of either Series E Debentures in accordance with the indenture relating to the Series E Debentures (the "Series E Indenture") or Series D Securities in accordance with the applicable indenture or certificate of designations, as the case may be, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of Series E Debentures and Series D Securities representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures and Series D Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two Additional Directors of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that, if at the time Holders of Series E Debentures and holders of Series D Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, Series E Debentures and Series D Debentures representing a majority of the aggregate principal amount of Outstanding Series E Debentures and Series D Securities, taken together as a single class, and
      (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the Holders of Series E Debentures and holders of Series D Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this subsection (c). For the purposes of the two preceding sentences, if the Series D Securities constitute Preferred Stock, one share of such Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all interest due and payable on the Series E Debentures and, if applicable, all interest due and payable on, or dividends accumulated on, the Series D Securities, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to, or any obligation to repay the principal of, the Series E Debentures and the Series D Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment,

                                                                Exhibit 3(a)-5


      as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the Holders shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any series of preferred stock of the Corporation.

            (d) (i) The foregoing rights of Holders to take any action as provided in this Section 2 may be exercised at any annual meeting of stockholders or at a special meeting of Holders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the Holders of Series E Debentures representing the minimum principal amount of Outstanding Series E Debentures required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the Holders of Series E Debentures representing the minimum principal amount of Outstanding Series E Debentures required to take such action), the Chairman of the Board of Directors may call, and upon the written request of Holders of Series E Debentures representing 20% of the aggregate principal amount of the Outstanding Series E Debentures, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the Holders entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

            (ii) Each director elected pursuant to subsection (c) of this
      Section 2 shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of subsection
      (c) of this Section 2. In case any vacancy shall occur among the directors elected pursuant to subsection (c) of this Section 2, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such Holders (and, if applicable, holders of the Series D Securities) (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the Holders (and, if applicable, holders of the Series D Securities) entitled to vote for such director pursuant to the provisions of subsection (c) of this Section 2 may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series D Securities) called as provided herein. The Holders of Series E Debentures

                                                                Exhibit 3(a)-5


      (and, if applicable, holders of the Series D Securities) representing a majority of the aggregate principal amount of Series E Debentures (and, if applicable, Series D Securities) entitled to vote for directors pursuant to subsection (c) of this Section 2, shall have the right to remove with or without cause at any time and replace any directors such Holders (and, if applicable, holders of the Series D Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series D Securities) called as provided herein. For the purposes of the two preceding sentences, if the Series D Securities constitute Preferred Stock, one share of such Preferred Stock shall be deemed to be equal to a principal amount of $1,000.

            (e) Without the consent or affirmative vote of the Holders of Series E Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures, the Corporation shall not authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the Holders shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of Trust Preferred Stock.

            (f) Without the consent or affirmative vote of the Holders of Series E Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the rights of the Holders of the Series E Debentures so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of Holders of the Series E Debentures in any respect or otherwise would be inconsistent with the provisions of the Series E Indenture and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

            (g) For the purposes of this Section 2, the term "Holder" means the person in whose name a Series E Debenture is registered in the Corporation's debenture register.

            3. Definitions. For the purposes of this Article FIFTEENTH, the following terms shall have the meanings indicated:

                                                                Exhibit 3(a)-5


            "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, the Investor, and each Person controlled by, controlling or under common control with the Investor (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no Designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement and the transactions contemplated thereby.

            "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (a determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

            "Designated Purchaser" has the meaning assigned to such term in the Investment Agreement.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "Investment Agreement" means the Investment Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

            "Investor" means TPG Partners II, L.P., a Delaware limited partnership.

            "Investor Group" means, collectively, the Investor, the Designated Purchasers, if any, and the respective Affiliates of such persons.

            "Investor Nominee" means a person designated for election to the Board of Directors by the Investor pursuant to the Investment Agreement.

                                                                Exhibit 3(a)-5


            "Outstanding" means, with respect to the Series D Debentures or the Series E Debentures, as the case may be, as of the date of determination, all debentures theretofore authenticated and delivered under the indenture relating to such debentures, except:

                  (i) debentures theretofore canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

                  (ii) debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the indenture trustee or any paying agent in trust or set aside and segregated in trust by the Corporation for the Holders of such debentures in accordance with the applicable indenture; provided, that, if the debentures are to be redeemed, notice of such redemption has been duly given pursuant to the applicable indenture or provision therefor satisfactory to the indenture trustee has been made; and

                  (iii) debentures which have been paid in full pursuant to the terms hereof or in exchange for or in lieu of which other debentures have been authenticated and delivered pursuant to the applicable indenture, other than any such debentures in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debentures are held by a bona fide purchaser in whose hands such debentures are valid obligations of the Corporation.

      provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding debentures have given any request, demand, authorization, direction, notice, consent or waiver under this Article FIFTEENTH or the applicable indenture, debentures owned by the Corporation or any other obligor upon the debentures or any Affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debentures which a trust officer of the indenture trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the indenture trustee the pledgee's right so to act with respect to such debentures and that the pledgee is not the Corporation or any other obligor upon the debentures or any Affiliate of the Corporation or of such other obligor.

            "Series D Preferred" means the Corporation's Series D Cumulative Preferred Stock, par value $.01 per share.

                                                                Exhibit 3(a)-5


            "Series E Preferred" means the Corporation's Series E Cumulative Preferred Stock, par value $.01 per share.

            "Warrant Agreement" means the Warrant Agreement, dated as of January 31, 2000, between the Corporation and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Warrant Agent, as amended, supplemented or otherwise modified from time to time.

            4. No Rights of Stockholders. Holders of the Series D Debentures and holders of the Series E Debentures shall not be deemed to be stockholders of the Corporation, and nothing in this Article FIFTEENTH confers or shall be deemed to confer upon holders of the Series D Debentures or holders of the Series E Debentures any rights which the stockholders of the Corporation have or may have by reason of the General Corporation Law of the State of Delaware or Certificate of Incorporation.

            5. Stockholders' Voting Rights Not Divested. Nothing in this Article FIFTEENTH divests or shall be deemed to divest the holders of capital stock of the Corporation of any right to vote which they have or may have by reason of the General Corporation Law of the State of Delaware or this Certificate of Incorporation."


      6. Article VIII of the Series D COD is amended to read in its entirety as follows:

                "VIII. VOTING RIGHTS AND CERTAIN RESTRICTIONS


            A. The holders of shares of Series D Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

            B. So long as any shares of Series D Preferred Stock are outstanding, each share of Series D Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series D Preferred Stock shall vote together with shares of Common Stock (and any Series E Securities (as defined below) entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series D Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such shares of Series D Preferred Stock, regardless

                                                                Exhibit 3(a)-5


      of whether it is subsequently acquired by the Investor or its Affiliates. The term "Series E Securities" means the Series E Debentures or, if the Series E Preferred Stock has not been exchanged for Series E Debentures, the Series E Preferred Stock or, if the Series E Preferred Stock has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series E Securities" for purposes of this Article VIII, such series of Preferred Stock. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series D Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series D Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Series A Warrant Shares that would be issuable upon the exercise of Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the number of Original Series D Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series D Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series D Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series D Preferred Shares. The term "Original Warrants" means those Series A Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series D Preferred Shares" means those shares of Series D Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, on February 13, 1999.

            C. If on any date (i) dividends payable on the Series D Preferred Stock shall have been in arrears and not paid in full for four consecutive quarterly periods or interest due and payable on, or dividends payable on, the Series E Securities shall not have been paid in full, or shall have been in arrears and not paid in full, as the case may be, for four

                                                                Exhibit 3(a)-5


      consecutive quarterly periods, or (ii) the Corporation shall have failed to satisfy its obligations to redeem or repay either shares of Series D Preferred Stock or Series E Securities pursuant to the applicable certificate of designations or, if applicable, the indenture relating to the Series E Securities, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series D Preferred Stock and Series E Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships (provided, that, if the shares of Series E Preferred Stock have been exchanged for Series E Debentures, then the holders of the Series E Debentures shall vote together with the holders of Series D Preferred Stock as a single class, and the holders of Series D Preferred Stock and Series E Debentures representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures and Series D Preferred Stock shall have the exclusive right, voting together as a single class without regard to series, to elect the two Additional Directors, and, for this purpose, one share of Series D Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that if at the time holders of Series D Preferred Stock and Series E Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series D Preferred Stock and Series E Securities (or, if the shares of Series E Preferred Stock have been exchanged for Series E Debentures, a majority of the aggregate principal amount of the Series D Preferred Stock and Series E Debentures), taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series D Preferred Stock and Series E Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. For the purposes of the preceding sentence, if the shares of Series E Preferred Stock have been exchanged for Series E Debentures, one share of Series D Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on the Series D Preferred Stock and, if applicable, all interest due and payable on, or dividends accumulated on,

                                                                Exhibit 3(a)-5


      the Series E Securities, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to the Series D Preferred Stock and any redemption obligation with respect to, or any obligation to repay the principal of, the Series E Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series D Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

            D. In the event that one or more of the Investor Nominees required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors and the Investor or any of its Affiliates Beneficially Owns shares of Series D Preferred Stock, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and such holder or holders shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this Section D shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this Section D shall cease to be directors (unless elected as Investor Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

            E. (a) The foregoing rights of holders of shares of Series D Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series D Preferred Stock, addressed to

                                                                Exhibit 3(a)-5


      the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place upon the notice provided by law and in the By-laws for the holding of meetings of stockholders.

            (b) Each director elected pursuant to Section C of this Article VIII shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C of this
      Article VIII. In case any vacancy shall occur among the directors elected pursuant to Section C or D of this Article VIII, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (and, if applicable, holders of Series E Securities) (or such director's or directors' successor in office), if any. If such vacancy is not filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding (and, if applicable, holders of Series E Securities) and entitled to vote for such director pursuant to the provisions of Section C or D of this Article VIII, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders (and, if applicable, holders of the Series E Securities) called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C or D of this
      Article VIII (or, if the Series E Preferred Stock has been exchanged for Series E Debentures, the holders representing a majority of the aggregate principal amount of Series D Preferred Stock and Series E Debentures entitled to vote for directors pursuant to Section C or D of this Article
      VIII), as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders (and, if applicable, holders of Series E Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders (and, if applicable, holders of Series E Securities) called as provided herein. For the purposes of the two preceding sentences, if the shares of Series E Preferred Stock have been exchanged for Series E Debentures, one share of Series D Preferred Stock shall be deemed to be equal to a principal amount of $1,000.

            F. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities or Parity Securities or (ii) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock,

                                                                Exhibit 3(a)-5


      redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the holders of the outstanding shares of the Series D Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series D Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this Article VIII.

            G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series D Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series D Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

            H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder."

      7. The definition of "Series A Warrants" in Article IX of the Series D COD is amended to read in its entirety as follows:

         ""Series A Warrants" means the Series A Warrants issued by the Corporation pursuant to the Investment Agreement or the Warrant Agreement, dated as of January 31, 2000, between the Corporation and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Warrant Agent, as amended, supplemented or otherwise modified from time to time."


      8. The definition of "Series B Warrants" in Article IX of the Series D COD is deleted in its entirety.

                                                                Exhibit 3(a)-5


      9. Article VIII of the Series E COD is amended to read in its entirety as follows:

                "VIII. VOTING RIGHTS AND CERTAIN RESTRICTIONS

            A. The holders of shares of Series E Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.


            B. So long as any shares of Series E Preferred Stock are outstanding, each share of Series E Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series E Preferred Stock shall vote together with shares of Common Stock (and any Series D Securities (as defined below) entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series E Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such shares of Series E Preferred Stock, regardless of whether it is subsequently acquired by the Investor or its Affiliates. The term "Series D Securities" means the Series D Debentures or, if the Series D Preferred Stock has not been exchanged for Series D Debentures, the Series D Preferred Stock or, if the Series D Preferred Stock has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series D Securities" for purposes of this Article VIII, such series of Preferred Stock. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series E Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series E Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the

                                                                Exhibit 3(a)-5


      quotient of the number of Original Series E Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series E Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series E Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series E Preferred Shares. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series E Preferred Shares" means those shares of Series E Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, on February 13, 1999.

            C. If on any date (i) dividends payable on the Series E Preferred Stock shall have been in arrears and not paid in full for four consecutive quarterly periods or interest due and payable on, or dividends payable on, the Series D Securities shall not have been paid in full, or shall have been in arrears and not paid in full, as the case may be, for four consecutive quarterly periods, or (ii) the Corporation shall have failed to satisfy its obligations to redeem or repay either shares of Series E Preferred Stock or Series D Securities pursuant to the applicable certificate of designations or, if applicable, the indenture relating to the Series D Securities, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series E Preferred Stock and Series D Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships (provided, that, if the shares of Series D Preferred Stock have been exchanged for Series D Debentures, then the holders of the Series D Debentures shall vote together with the holders of Series E Preferred Stock as a single class, and the holders of Series E Preferred Stock and Series D Debentures representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures and Series E Preferred Stock shall have the exclusive right, voting together as a single class without regard to series, to elect the two Additional Directors, and, for this purpose, one share of Series E Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that

                                                                Exhibit 3(a)-5


      the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that if at the time holders of Series E Preferred Stock and Series D Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series E Preferred Stock and Series D Securities (or, if the shares of Series D Preferred Stock have been exchanged for Series D Debentures, a majority of the aggregate principal amount of the Series E Preferred Stock and Series D Debentures), taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series E Preferred Stock and Series D Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. For the purposes of the preceding sentence, if the shares of Series D Preferred Stock have been exchanged for Series D Debentures, one share of Series E Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on the Series E Preferred Stock and, if applicable, all interest due and payable on, or dividends accumulated on, the Series D Securities, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to the Series E Preferred Stock and any redemption obligation with respect to, or any obligation to repay the principal of, the Series D Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series E Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

            D.    [Reserved]

            E. (a) The foregoing rights of holders of shares of Series E Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of

                                                                Exhibit 3(a)-5


      20% of the outstanding shares of Series E Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place upon the notice provided by law and in the By-laws for the holding of meetings of stockholders.

            (b) Each director elected pursuant to Section C of this Article VIII shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C of this
      Article VIII. In case any vacancy shall occur among the directors elected pursuant to Section C of this Article VIII, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (and, if applicable, holders of Series D Securities) (or such director's or directors' successor in office), if any. If such vacancy is not filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding (and, if applicable, holders of Series D Securities) and entitled to vote for such director pursuant to the provisions of Section C of this Article VIII may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders (and, if applicable, holders of the Series D Securities) called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C of this Article VIII (or, if the Series D Preferred Stock has been exchanged for Series D Debentures, the holders representing a majority of the aggregate principal amount of Series E Preferred Stock and Series D Debentures entitled to vote for directors pursuant to Section C of this Article VIII) shall have the right to remove with or without cause at any time and replace any directors such holders (and, if applicable, holders of Series D Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders (and, if applicable, holders of Series D Securities) called as provided herein. For the purposes of the two preceding sentences, if the shares of Series D Preferred Stock have been exchanged for Series D Debentures, one share of Series E Preferred Stock shall be deemed to be equal to a principal amount of $1,000.

            F. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities or Parity Securities or (ii) any class or series of capital stock or any security

                                                                Exhibit 3(a)-5


      convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the holders of the outstanding shares of the Series E Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series E Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this Article VIII.

            G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series E Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series E Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

            H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder."

      10. The definition of "Warrants" in Article IX of the Series E COD is amended to read in its entirety as follows:

         ""Warrants" means the Series B Warrants issued by the Corporation pursuant to the Investment Agreement or the Warrant Agreement, dated as of January 31, 2000, between the Corporation and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Warrant Agent, as amended, supplemented or otherwise modified from time to time."

                                                                Exhibit 3(a)-5


      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Jon S. Richardson, its Executive Vice President, General Counsel and Secretary, this 10th day of August, 2000.


                                    OXFORD HEALTH PLANS, INC.


                                    By:   /s/ JON S. RICHARDSON
                                       ---------------------------------
                                       Jon S. Richardson
                                       Executive Vice President,
                                       General Counsel and Secretary



[Corporate Seal]

ATTEST:


By:   /s/ SCOTT M. SCHWARTZ
   ----------------------------
   Name: Scott M. Schwartz

   Title: Vice President